                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
[   ]     Confidential, for use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

                                 DEMEGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          1)     Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

          2)     Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the fee is calculated and state how it was determined).

           ---------------------------------------------------------------------

          4)     Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

          5)     Total fee paid:

           ---------------------------------------------------------------------

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)     Amount Previously Paid:

           ---------------------------------------------------------------------

          2)     Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------

          3)     Filing Party:

           ---------------------------------------------------------------------

          4)     Date Filed:

           ---------------------------------------------------------------------

                                 DEMEGEN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Demegen, Inc., (the "Corporation") will be held at the Company's office at, 1051 Brinton Road Pittsburgh, Pennsylvania 15221, on Thursday, September 12, 2002 at 11:00 a.m. local time for the following purposes:

     1. To elect six directors to serve for a one year period.

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Required Vote. The presence, in person or by proxy, of the holders of a majority of all Common Stock and Preferred Stock is necessary for a quorum at the Annual Meeting. In all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy shall decide any question before such meeting. Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting.

YOUR VOTE IS IMPORTANT. If you are unable to attend the Annual Meeting, please mark, date, sign and return the accompanying proxy in the enclosed return envelope by September 5, 2002. A Stockholder executing and returning a proxy has the power to revoke it at any time before it is voted (i) by giving written notice of such revocation to the Corporation, (ii) by submission of another proxy bearing a later date or (iii) by attending the meeting and requesting to vote in person.

                                      By Order of the Board of Directors

                                      Richard D. Ekstrom,
                                      Chairman

                                 DEMEGEN, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                               SEPTEMBER 12, 2002

                                    PROXIES

The Board of Directors is soliciting proxies from Stockholders to permit Stockholders who are unable to attend the Annual Meeting to cast their vote.

A proxy form is included with this Proxy Statement. This proxy permits the Stockholder to direct the proxy holders to vote in accordance with any specification made thereon and, if no specification is made, will be voted for the election as directors of the nominees named herein and in favor of ratifying the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2002.

A Stockholder executing and returning a proxy has the power to revoke it at any time before it is voted (i) by giving written notice of such revocation to the Secretary of the Company, or (ii) by submission of another proxy bearing a later date or (iii) by attending the meeting and requesting to vote in person.

The enclosed proxy should be signed in the name of the Stockholder listed thereon.

                     QUORUM AND VOTE REQUIRED FOR APPROVAL

The presence, in person or by proxy, of the holders of a majority of all Common Stock and Preferred Stock is necessary for a quorum at the Annual Meeting. The favorable vote of a majority of the votes represented at the meeting is required for the approval of each proposal brought before the Meeting, except for the election of Directors, which will be determined by a plurality of the votes cast.

IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE BY SEPTEMBER 5, 2002.

                                      The Board of Directors
                                      Demegen, Inc.

July 26, 2002

                              GENERAL INFORMATION

This Proxy Statement is furnished beginning August 1, 2002 to all stockholders in connection with the solicitation on behalf of the Board of Directors of Demegen, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of the Stockholders of the Corporation on Thursday, September 12, 2002.

The Record Date for determining those stockholders entitled to notice of, and those stockholders entitled to vote at, the Annual Meeting is July 19, 2002 and any adjournment thereof. As of that date, 47,017,778 shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock") and 4,444,444 shares of its convertible preferred stock, par value $0.001 per share (the "Preferred Stock") were issued and outstanding. Each holder of shares of Common Stock and each holder of shares of Preferred Stock shall have one vote for each share held of record on each matter which is being submitted for stockholder approval except in connection with the election of directors. In accordance with the provisions of the Corporation's Articles of Incorporation, as amended (the "Articles"), (i) three directors are to be elected solely by the holders of Common Stock, (ii) two directors are to be elected solely by the holders of Preferred Stock, and (iii) one director is to be elected by all stockholders.

                             ELECTION OF DIRECTORS

The size of the Board of Directors is currently six members. At the Special Meeting of Stockholders held on September 19, 1998, amendments to the Corporation's Articles were approved which created a classified Board of Directors of six members, three of whom are to be elected solely by the vote of holders of Common Stock and one of whom is elected by the holders of the Common Stock and Preferred Stock. The remaining two members are elected by the holders of the Preferred Stock. Accordingly, holders of Common Stock are entitled to vote their shares for four of the six directors to be elected at the Annual Meeting.

The proxies given by holders of Common Stock will be voted for the election as directors of four nominees to hold office for a period of one year or until election of their successors. All nominees are current members of the Board. Should any nominee become unable to accept election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or for holding a vacancy to be filled by the Board. The Board of Directors has no reason to believe that the persons listed as nominees will be unable to serve.

The following table lists, as of July 15, 2002 the following information concerning each nominee for director: his principal occupation or employment; age; the year in which he first became a director of the Corporation; and any directorships in public companies.

                                                                DIRECTOR
            NAME, PRINCIPAL OCCUPATION, AND AGE                  SINCE
            -----------------------------------                 --------
NOMINEES TO BE ELECTED BY COMMON STOCKHOLDERS

RICHARD D. EKSTROM                                                1996
Richard D. Ekstrom has served as Chairman of the Board of
Directors and President of the Company since January 1996.
Mr. Ekstrom has also served as the Company's Chief Financial
Officer and Secretary since December 1994 and December 2001, respectively. Mr. Ekstrom holds a B.A. from Cornell
University and an M.B.A. from Boston University. From 1990
through 1991, Mr. Ekstrom was President of Cost Containment
Corporation and from 1993 through 1994, he was Chief
Operating Officer of Preferred Solutions Inc., both of which were start-up pharmacy benefit management companies. Age,
58.

ROBERT E. HANNAN                                                  1999
Robert E. Hannan was the Principal and Chief Executive
Officer of the Genesis Group, a consulting group that has
focused its activities since 1981 on the evaluation and
commercialization of new technology for the Pharmaceutical,
Biotechnology and Diagnostic Medicine industry. Mr. Hannan
is also Founder/CEO of POV Incorporated, a strategic report
publishing firm and four health care newsletters under the
"Genesis Report" brand name. These publishing assets were
sold to Wolters Kluwer in 1999 and Mr. Hannan remains as a
consultant to that organization. He also serves as a member
of the Board of Directors of three other privately held
Healthcare and Biotechnology companies. Age, 55.

                                                                DIRECTOR
            NAME, PRINCIPAL OCCUPATION, AND AGE                  SINCE
            -----------------------------------                 --------
JOSEPH LOVETT                                                     2001
Joseph Lovett is a managing director of Saturn Life
Sciences, a Boston and Pittsburgh based venture capital fund focusing on investing in new science companies. He was
formerly President of Beacon Life Sciences, a Boston area
venture capital development corporation. Mr. Lovett is also
a General Partner of Medical Science Partners, a venture
capital fund. Mr. Lovett previously was a member of the
Board of Directors of Periodontix, Inc. which was acquired
by the Company in July 2001. Mr. Lovett previously held
senior management positions with MDS Capital, Damon Biotech,
Inc., C.R. Bard and Mallinckrodt, Inc. Age, 53.

NOMINEE TO BE ELECTED BY ALL STOCKHOLDERS

JERRY B. HOOK                                                     1999
Jerry B. Hook, Ph.D., is the former Chairman of the Board
and CEO of Sparta Pharmaceuticals, Inc., which was recently
sold to Supergen, Inc. Dr. Hook was previously President and
CEO of Lexin Pharmaceutical, which was acquired by Sparta in
1996. Prior to Lexin, he was Senior Vice President and
Director, Research and Development SmithKline Beecham
Pharmaceuticals. Currently, Dr. Hook is on the Board of
Directors of two privately held biotechnology firms. Dr.
Hook was Professor of Pharmacology and Toxicology at
Michigan State University and Director, Center for
Environmental Toxicology. Age, 64.

NOMINEES TO BE ELECTED BY PREFERRED STOCKHOLDERS

KONRAD WEIS                                                       1998
Konrad M. Weis, Ph.D., is the former President and Chief
Executive Officer of Bayer USA, the American subsidiary of
Bayer AG, a chemical, pharmaceutical and information
company. Dr. Weis is currently on the boards of PNC Equity
Management Corporation, Titan Pharmaceuticals and Visible
Genetics, Inc. In addition, he is a trustee of Carnegie
Mellon University and the Heinz Endowments. Age, 73.

JAMES COLKER                                                      1998
James Colker is the Managing General Partner of Colker and
Newlin Management Associates III ("CNMA"), and managing
partner of the CEO Venture Fund III ("CEO"). He is also a
director of the Pittsburgh Technology Council, the
Pennsylvania Technology Council and trustee of Penn
Southwest Association, as well as a board member of a number of small advanced technology companies. Previously, Mr.
Colker was Chairman and Chief Executive Officer of Contraves
Goerz Corporation. Age, 73.

SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company's directors, executive officers and more than ten percent stockholders filed on a timely basis all reports due under Section 16(a) for the year ended September 30, 2001, and for previous fiscal years, except as described below.

With respect to the year ended September 30, 1999, CEO Venture Fund III ("CEO") and the following individuals, all of whom are affiliated with CEO, failed to file a Form 3 with respect to the Company: its general partner (Colker and Newlin Management Associates III "CNMA III"), Eugene R. Yost, Gary G. Glausser, Ned Renzi and Glen Chatfield (collectively, the "Partners"). With respect to the year ended September 30, 2000, CEO and its Partners failed to file Forms 4 with respect to two transactions by CEO. With respect to the year ended September 30, 2001, CEO and its Partners failed to timely file Forms 4 with respect to one transaction by CEO during the year. For each of the above transactions, CEO and its Partners have filed the required forms.

Periodontix, Inc. ("Periodontix") did not timely file Forms 3 and 4 for the Common Stock and warrants to purchase Common Stock issued by the Company to Periodontix in January, April and July of 2001 in connection with the Company's three-stage acquisition of certain assets of Periodontix. The required Form 3 has been filed.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS' VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company's Common Stock by (i) all persons (including any "group as that term is defined in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended), who were known by the Company to be the beneficial owners of more that 5% of the outstanding Common Stock (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth above under "Executive Compensation" and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of July 15, 2002.

                                               BENEFICIAL OWNERSHIP
                                               --------------------
                                    TITLE OF    NUMBER OF
         NAME AND ADDRESS            CLASS     SHARES (1)    % (1)
         ----------------           --------   -----------   ------
Richard D. Ekstrom (2)               Common     2,988,250     5.76%
1051 Brinton Road
Pittsburgh, PA 15221
Robert E. Hannan (3)                 Common       160,000      *
1051 Brinton Road
Pittsburgh, PA 15221
Konrad Weis Ph.D. (4)                Common     1,009,616     1.95%
1051 Brinton Road
Pittsburgh, PA 15221
James Colker (5)                     Common    10,785,000    18.87%
One North Shore Center
Suite 201
12 Federal Street
Pittsburgh, PA 15212
Jerry B. Hook Ph.D. (6)              Common       160,000      *
1051 Brinton Road
Pittsburgh, PA 15221
Joseph P. Lovett. (7)                Common        25,000      *
1051 Brinton Road
Pittsburgh, PA 15221
All Directors and Officers           Common    15,127,866    25.94%
as a group (6 persons)
Periodontix, Inc. (8)                Common    17,685,000    29.25%
29 Babe Ruth Drive
Sudbury, MA 01406
CEO Venture Fund III (9)             Common    10,685,000    18.71%
One North Shore Center
Suite 201
12 Federal Street
Pittsburgh, PA 15212

---------------
* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities & Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 15, 2002, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Includes 450,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(3) Represents 160,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(4) Includes 75,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable. Additionally, Mr. Weis has a warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $0.75 per share. The Warrant expires on March 31, 2005. Mr. Weis is the managing partner of Weis Capital Fund LP ("Fund") and, thus, may be deemed to have beneficial ownership over the Fund's 234,000 shares of the Company's Common Stock and 100,000 Warrants held by the Fund. The Warrant is at an exercise price of $0.75 per share. The Warrant expires on March 31, 2005

(5) As managing general partner of CNMA III, the managing general partner of CEO, Mr. Colker may be deemed to have beneficial ownership of the Company's securities owned by CEO. On June 15, 1998, CEO purchased from the Company 4,444,444 shares of Preferred Stock which are convertible into 4,444,444 shares of the Company's Common Stock and a warrant to purchase 4,965,556 shares of the Company's Common Stock at an exercise price of $0.45 per share. The warrant expires on June 14, 2008. On April 5, 2000, CEO purchased 400,000 units from the Company. Each unit consisted of one (1) share of Common Stock and a warrant to purchase one (1) share of the Company's Common Stock at $0.75 per share. That warrant expires on March 31, 2005. On September 26, 2001, CEO purchased 200,000 units from the Company. Each unit consisted of one (1) share of Common Stock and a warrant to purchase one (1) share of the Company's Common Stock at $0.75 per share. That warrant expires on May 31, 2006.

   Additionally, Mr. Colker has assigned to CEO options to purchase, in the aggregate, 75,000 shares of the Company's Common Stock that were granted to him as a director of the Company which are: (i) options to purchase 25,000 shares of Common Stock at an exercise price of $0.45 per share, (ii) options to purchase 25,000 shares of Common Stock at an exercise price of $0.50 per share, and (iii) options to purchase 25,000 shares of Common Stock at an exercise price of $0.75 per share. The options are all currently exercisable.

   During fiscal 2001, Mr. Colker purchased 50,000 units from the Company. Each unit consisted of one (1) share of Common Stock and a warrant to purchase one
   (1) share of the Company's Common Stock at $0.75 per share. That warrant expires on May 31, 2006.

(6) Represents 160,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(7) Represents 25,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(8) Includes warrants to purchase 9,000,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. The warrants expire in 2006.

(9) On June 15, 1998, CEO purchased from the Company 4,444,444 shares of Preferred Stock which are convertible into 4,444,444 shares of the Company's Common Stock and a warrant to purchase 4,965,556 shares of the Company's Common Stock at an exercise price of $0.45 per share. The warrant expires on June 14, 2008. On April 5, 2000, CEO purchased 400,000 units from the Company. Each unit consisted of one (1) shares of Common Stock and a warrant to purchase one (1) share of the Company's Common Stock at $0.75 per share. That warrant expires on March 31, 2005. On September 26, 2001, CEO purchased 200,000 units from the Company. Each unit consisted of one (1) shares f Common Stock and a warrant to purchase one (1) share of the Company's Common Stock at $0.75 per share. That warrant expires on May 31, 2006.

   Additionally, Mr. Colker has assigned to CEO options to purchase, in the aggregate, 75,000 shares of the Company's Common Stock that were granted to him as a director of the Company which are: (i) options to purchase 25,000 shares of Common Stock at an exercise price of $0.45 per share, (ii) options to purchase 25,000 shares of Common Stock at an exercise price of $0.50 per share, and (iii) options to purchase 25,000 shares of Common Stock at an exercise price of $0.75 per share. The options are all currently exercisable.

During the fiscal year ended September 30, 2001, there were ten regular meetings of the Board of Directors, and each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors during their tenure as a director except for Mr. Hannan who attended 60% of the meetings. Each of the incumbent directors attended at least 75% of the meetings of the committees of the Board of Directors on which they served during the fiscal year during their tenure as a director.

The Board of Directors has several committees which perform various functions. The Audit Committee reviews the work of the Corporation's independent auditors and management to ensure that each is properly discharging its responsibilities in the area of financial control and reporting. The committee presently consists of Messrs. Colker, Weis, Lovett, Hannan and Hook. The Audit Committee held one meeting in the fiscal year ended September 30, 2001, however telephonic discussions were held on a quarterly basis with the independent auditors.

The Nominating Committee recommends prospective nominees for election to the Board of Directors. The committee presently consists of Messrs. Colker, Weis, Lovett, Hook, Hannan and Ekstrom. The Nominating Committee held one meeting in the fiscal year ended September 30, 2001. The Nominating Committee will consider recommendations by stockholders in accordance with the Corporation's By-Laws. Any such recommendations are to be submitted to the Secretary of the Corporation in accordance with the By-Laws.

The Compensation Committee is responsible for administering the Corporation's Stock Option Plan, designating employees eligible to participate in such plan, the number of options to be granted and the terms and conditions of each option. The Compensation also reviews the performance of the Corporation's management and makes recommendations with respect to the compensation of management. The committee presently consists of Messrs. Colker, Weis, Lovett, Hook and Hannan. The Compensation Committee held one meeting in the fiscal year ended September 30, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Colker, Weis, Lovett, Hook and Hannan.

                        EXECUTIVE OFFICERS; COMPENSATION

EXECUTIVE OFFICERS

Executive officers of the Company as of July 31, 2002 are as follows:

NAME                          AGE        POSITION HELD
----                          ---        -------------
Richard D. Ekstrom            58         Chairman, President and Secretary

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the named executives concerning their respective annual and long term compensation for the last three years.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                       AWARDS PAYOUTS
                               --------------------------------------   -----------------------------------
                                                           (E)               (F)           (G)        (H)         (I)
         (A)            (B)       (C)        (D)       OTHER ANNUAL       RESTRICTED     OPTIONS/    LTIP      ALL OTHER
       NAME AND         YEAR    SALARY      BONUS      COMPENSATION         STOCK          SARS     PAYOUTS   COMPENSATION
  PRINCIPAL POSITION    (A)       ($)        ($)           ($)           AWARDS($)(C)      (#)        ($)        ($)(E)
  ------------------    ---    ---------   -------   ----------------   --------------   --------   -------   ------------
Richard D. Ekstrom      2001   $180,000    $40,000          --                   --            --     --             --
President               2000(B) $140,000   $25,000          --                   --       600,000     --             --
                        1999   $120,000         --          --                   --            --     --             --
S. Robert Fatora        2001   $211,666         --          --                   --            --     --             --
COO                     2000(D) $102,500        --          --             $264,000      1,400,000    --             --
                        1999   $     --         --          --                   --            --     --             --
Jesse M. Jaynes         2001   $136,700    $12,500          --                   --            --     --         $2,338
Chief Scientist         2000   $120,000    $10,000          --                   --            --     --         $2,048
                        1999   $120,000         --          --                   --            --     --         $1,648

---------------
(A) Represents fiscal years ended September 30.

(B) Of the 600,000 option grant to Mr. Ekstrom in Fiscal 2000, 450,000 have vested with the remaining shares vesting on May 1, 2003. The exercise price of these options is $0.75 per share and the options expire in Fiscal 2010.

(C) Dr. Fatora received 300,000 restricted Common Shares upon his employment with the Company, such shares are still held by Dr. Fatora. They were valued at $0.88 per share (the closing share price on the day he commenced his employment with the company (April 1, 2000)).

(D) Upon his employment with the Company, Dr. Fatora received options to purchase up to 1,200,000 shares of the Corporation's common stock at exercise prices of $0.45 and $0.90 per share. The options vest the earlier of seven years from issue or the achievement of certain performance objectives. The options expire in Fiscal 2010. He also received options for 200,000 shares of which 100,000 are vested and 100,000 vest on April 1, 2002 at an exercise price of $0.45 per share and expire in fiscal 2010. All of Dr. Fatora's options expired with his termination in January 2002.

(E) Represents premiums on $1 million life insurance policy on the life of Dr. Jaynes whose beneficiary Dr. Jaynes' family. The policy lapsed in fiscal 2002 due to Dr. Jaynes termination.

Messrs. Ekstrom, Fatora and Jaynes have signed employment agreements with the Company.

Mr. Ekstrom's agreement, dated June 15, 1998, is for one year and automatically renews each June 1 unless either Mr. Ekstrom or the Company elects not to renew.

On January 4, 2001, Dr. Fatora resigned his employment with the Company. Dr. Fatora's employment agreement was for a three year term commencing on April 1, 2000.

On January 16, 2001, Dr. Jaynes' employment was terminated with the Company and he resigned as a member of the Company's Board of Directors.

COMPENSATION OF DIRECTORS

The non-employee directors of the Company are reimbursed for expenses that they incur in performing Board duties.

During Fiscal 2001, the members of the Company's Board of Directors received the following options to purchase shares of the Company's Common Stock. All of these options expire in Fiscal 2006.

      DIRECTOR         OPTIONS TO PURCHASE   EXERCISE PRICE
      --------         -------------------   --------------
Konrad Weis               25,000 shares          $0.75
James Colker (A)          25,000 shares          $0.75
Robert Hannan             35,000 shares          $0.75
Jerry Hook                35,000 shares          $0.75
Joseph Lovett (B)         25,000 shares          $0.75

---------------
(A) Mr. Colker assigned his options to CEO.

(B) Mr. Lovett received 25,000 options upon his appointment to the Board of Directors in August 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Colker is an affiliate of CEO Venture Fund, which beneficially owns approximately 18.71% of the Company's capital stock and has the right to elect two of the Company's Directors.

Before joining the Company's Board of Directors, Mr. Lovett previously served as a director of Periodontix, Inc. which sold substantially all of its assets to the Company in a series of transactions which were completed on July 16, 2001. As a result of such transactions, Periodontix beneficially owns approximately 29.25% of the Company's capital stock.

During March 2002, in conjunction with the exercise of options, the Company sold 1,700,000 shares of common stock to an Mr. Ekstrom at purchase prices of $.05 to $.15 per share. Recourse (to the general assets of the borrowers) promissory notes in the amount of $145,000 are to be issued in conjunction with this sale. The notes are due one year after the sale of the related shares. If the shares are donated to charity, the Company will waive repayment of that portion of the notes which relate to the donated shares.

                      RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Company, acting upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP, independent auditors, to examine the financial statements of the Company for the fiscal year ending September 30, 2002. Ernst & Young LLP has conducted the annual audit of the Company's financial statements since 1995. Although stockholder approval of this appointment is not required by law or binding on the Board, the Board believes that stockholders should be given this opportunity to express their views. If the stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Fees paid to Ernst & Young LLP for the last fiscal year were: Annual Audit - $38,500 (including reviews of quarterly filings) and Audit Related Service $10,663 (including $7,163 of procedures relative to a Registration Statement on Form SB-2 to register stock related to warrants issued as part of private placement and $3,500 of services related to a Current Report on Form 8-K/A filing in connection with its acquisition of Periodontix).

The Audit Committee believes that the above services are compatible with maintaining Ernst & Young LLP's independence.

  THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ERNST &
                                   YOUNG LLP.

                                 OTHER BUSINESS

The Board of Directors is not aware of any other matter to be voted upon at the meeting. However, stockholders unable to attend the Annual Meeting of Stockholders may permit the person or persons designated in the proxy form submitted by them to vote their shares in their discretion upon any other business which may properly come before the meeting.

                            AUDIT COMMITTEE MATTERS

Securities & Exchange Commission rules now require that every year the report of the Audit Committee be included.

                                 DEMEGEN, INC.

                           REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and clarity of disclosures of the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held one meeting during Fiscal 2001, however telephonic discussions were held on a quarterly basis with the independent auditors..

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of the Company's independent auditors.

The Audit Committee has adopted a written charter which was included in the Company's proxy statement for its annual meeting held on February 16, 2001.

                                                  Respectfully submitted,

                                                  James Colker, Chairman
                                                  Robert E. Hannan
                                                  Jerry B. Hook, Ph.D.
                                                  Joseph Lovett
                                                  Konrad M. Weis, Ph.D

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2003 Annual Meeting, stockholder proposals must be received by the Company no later than November 1, 2002 and must otherwise comply with the requirements of Rule 14a-8. Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by the Company no later than December 1, 2002 and must otherwise comply with the requirements of Rule 14a-4(c) under the Exchange Act; in accordance with Rule 14a-4(c), proxy holders will have discretionary authority to vote in accordance with their judgement upon any such proposal which is not timely received by the Company or which does not otherwise comply with Rule 14a-4(c).

                                    PART II
ITEM 5 -- MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's Common Stock has been quoted on the Over-the-Counter Bulletin Board since 1994 under the symbol "DBOT". The following table sets forth, based upon information received from the National Quotation Bureau, the high and low bid/ask prices for the Common Stock for the quarters indicated. The quotations represent bid between dealers and do not include retail mark-up, mark-down or commissions, and do not represent actual transactions.

                                                                   FISCAL QUARTERS ENDED
                                                      -----------------------------------------------
FISCAL                                                DECEMBER 31   MARCH 31   JUNE 30   SEPTEMBER 30
------                                                -----------   --------   -------   ------------
2001
High...............................................      $1.01       $1.00      $0.67       $0.52
Low................................................      $0.42       $0.56      $0.47       $0.34
2000
High...............................................      $0.33       $1.53      $1.00       $0.65
Low................................................      $0.19       $0.29      $0.53       $0.46

At December 2, 2001, there were 503 holders of record of 44,022,778 shares of Common Stock, exclusive of holders which maintain their ownership in "Street-Name" at brokerage houses, and one holder of record of 4,444,444 shares of Preferred Stock. There are approximately 2,050 stockholders which hold their ownership in street name.

The Company has not paid any cash dividends in respect to its Common Stock and has no present intention to pay any such dividends in the foreseeable future. The Company intends to retain any earnings for use in the business operations. In addition, in the Shareholders' Agreement, dated June 15, 1998, by and among the Company and the persons named therein, the Company agreed, with certain limited exceptions, not to pay any dividend on its shares without the written consent of the holders of at least a majority of the then outstanding shares of preferred stock of the Company.

On February 16, 2001, the Company issued options to purchase 25,000 shares of Common Stock to each of John Bridwell, Konrad Weis and James Colker and 35,000 shares of Common Stock to each of Robert Hannan and Jerry Hook and on August 16, 2001, the Company issued options to purchase 25,000 shares of Common Stock to Joseph Lovett, non-employee directors of the Company, as compensation for their respective service to the Company's Board. The options were issued pursuant to the terms of the Company's 1998 Stock Option Plan and the issuances were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), as transactions not involving a public offering under Section 4(2). The options were for a five-year term at an exercise price of $0.75 per share and were immediately vested.

During the third quarter of Fiscal 2001, the Company made a private placement pursuant to Section 4(2) of the Securities Act of its securities to institutional and other accredited investors raising $1.28 million of which $0.181 million was in the form of future services with the remainder of $1.09 million in cash. The private placement resulted in 2.543 million restricted shares of Common Stock and warrants to purchase and additional 2.543 million shares of the Company's Common Stock.

The investors were offered one unit at $0.50 per unit. Each unit consisted of one share of restricted common stock and a warrant to purchase one share of the Company's Common Stock for $0.75 per share. The warrant expires the earlier of May 31, 2006 or 60 days after a call by the Company. The Company may call the warrants at any time, provided that the price of the Company's common stock has been in excess of $1.50 per share for each of the twenty consecutive trading days immediately preceding the date of the call. Upon receipt of the call, warrant holders shall have sixty days to elect to exercise all or a portion of the warrants.

SELECTED FINANCIAL DATA

The following table sets forth certain financial data for, and as of the end of, the years ended September 30, 2001, 2000, 1999, 1998 and 1997 and for the period December 6, 1991 (inception) to September 30, 2001:

                                                                                                       DECEMBER 6,
                                                                                                           1991
                                                                                                       (INCEPTION)
                                                  YEAR ENDED SEPTEMBER 30,                                  TO
                           -----------------------------------------------------------------------    SEPTEMBER 30,
                               2001           2000           1999           1998          1997             2001
                           ------------   ------------   ------------   ------------   -----------   ----------------
STATEMENT OF OPERATIONS
  DATA:
Grant and Other Income...  $  1,111,004   $    763,765   $  1,118,576   $  1,376,918   $   764,834     $  5,691,266
License amortization and
  purchased research &
  development related to
  Periodontix
  acquisition............     7,667,739             --             --             --            --        7,667,739
Total Expenses...........    11,614,079      2,419,247      2,456,318      3,370,671     1,708,607       30,625,090
Net Loss.................   (10,503,075)    (1,655,482)    (1,337,742)    (1,993,753)     (943,773)     (24,933,824)
Net Loss per Share
  (dilutive).............  $      (0.29)  $      (0.06)  $      (0.06)  $      (0.13)  $     (0.05)
Dividends per Share......  $       0.00   $       0.00   $       0.00   $       0.00   $      0.00
Weighted Average Number
  of Common Shares
  Outstanding............    37,163,279     29,759,153     26,255,104     23,867,091    19,537,047
BALANCE SHEET DATA:
Cash & Cash
  Equivalents............  $    537,478   $  1,825,352   $    583,585   $  1,686,658   $   310,252
Working Capital
  (deficiency)...........      (304,245)     1,413,408          6,849      1,329,541    (1,498,477)
Total Assets.............       837,500      2,311,592      1,084,505      2,114,750       651,963
Long-term obligations....       354,286        360,180        203,147            -0-           -0-
Deficit accumulated
  during development
  stage..................   (26,814,911)   (16,039,877)   (14,119,462)   (12,523,358)   (9,443,772)
Redeemable convertible
  preferred Stock........     2,305,748      2,033,787      1,768,846      1,510,487           -0-
Shareholders' Equity
  (Deficit)..............    (2,717,067)      (633,989)    (1,555,934)      (122,130)   (1,158,216)

ITEM 6 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

GENERAL

Since commencement of operations in 1992, the Company has been engaged in research and development activities, including conducting preclinical studies and clinical trials, and recruiting its scientific and management personnel, establishing laboratory facilities and raising capital. The Company has not received any revenue from the direct sale of its products to the general public but has received grant monies and license payments from other corporations from the license of the Company's technology.

The Company is a "Development Stage Company" in the clinical trial stage. The primary drugs under development target significant markets for which there are few, if any, satisfactory alternatives. These include treatment for oral candidiasis, a disease prevalent in HIV patients, a treatment for Pseudomonas in CF patients, a disease that can be fatal to children, and a treatment for glioblastoma, a form of head and neck cancer that has a very low survival rate. During Fiscal 2001, the Company acquired most of the assets of Periodontix, Inc., another peptide therapeutic company, thereby nearly doubling its technology assets and product pipeline. Synergies between the two companies will enhance and accelerate the development of products built on complementary peptide platforms. A number of additional applications for preventing or treating infectious disease are also in the development pipeline.

RESULTS OF OPERATION

  SEPTEMBER 30, 2001 VS 2000

In the year ended September 30, 2001 (Fiscal 2001), grants and other income increased to $1.1 million from $0.8 million in the year ended September 30, 2000 (Fiscal 2000). In Fiscal 2001 this amount included a $0.4 million grant from a foundation. In Fiscal 2000, the Company received a $0.15 million program related loan from a local charity. Had this been a grant, revenues between the two years would have been more comparable. The most significant component of revenue in both fiscal years was from licensing fees and research funding received from Dow AgroSciences as part of a license entered into during Fiscal 1998. After months of negotiations, on October 31, 2001 the Company received notice of termination from Dow AgroSciences of this agreement. As a result of the termination, the Company took a $0.18 million charge for patent costs that had been capitalized with respect to the agreement.

Total expenses increased to $11.6 million in the current fiscal year from $2.4 million in the prior fiscal year. Current fiscal year expenses included $7.7 million of non-cash expenses consisting of the aforementioned $0.18 million charge related to the termination of the Dow AgroSciences agreement, $4.85 million of amortization of the Periodontix license and $2.64 million for the write off of purchased research associated with the Periodontix acquisition. In evaluating Periodontix a number of attractive attributes were identified that were not generally visible. Because of its name, Periodontix appeared to be focused just on dental applications -- gingivitis and periodontitis. These are important opportunities, but with a difficult commercialization path. Dentists are not prolific drug prescribers; therefore the ultimate market was the over-the-counter market which requires a very low cost active ingredient. Additionally, a large pharmaceutical partner would require much more proof before they would be interested; finally the next clinical trials would be long, large, and with difficult end points.

Assessing the transaction, the Company acquired two well-developed molecules that were further along the clinical trial path than the molecules at the Company, along with people and facilities capable of advancing both the Periodontix molecules as well as the Company's.

Exclusive of the aforementioned non-cash expenses, expenses would have been $3.95 million as compared with $2.4 million for the prior fiscal year. The $1.55 million increase was due to the expenses associated with the Watertown office which the Company began operating on January 1, 2001 under the license agreement with Periodontix prior to the acquisition of the majority of the Periodontix assets in July 2001.

Research and development expenses increased by $1.0 million due to the aforementioned addition of the Watertown office on January 1, 2001.

General and administrative expenses increased to $1.2 million in Fiscal 2001 from $0.7 million in Fiscal 2000 due to the aforementioned addition of the Watertown office on January 1, 2001. Depreciation and amortization remained relatively constant in the two fiscal years.

The Company did not have a federal or state income tax provision in either Fiscal 2001 or 2000 due to the loss recorded in each period and cumulative from inception.

The amounts described above resulted in a net loss of $10.5 million for Fiscal 2001. The net loss would have been $2.8 million if the aforementioned non-cash charges were excluded. The net loss for Fiscal 2000 was $1.7 million.

  SEPTEMBER 30, 2000 VS 1999

In the year ended September 30, 2000 (Fiscal 2000), grants and other income decreased to $0.8 million from $1.1 million in the year ended September 30, 1999 (Fiscal 1999). This decrease was due to the absence in the current year of grants as compared to the prior year. In Fiscal 2000, the Company received a $150,000 program related loan from a local charity. Had this been a grant, revenues between the two years would have been more comparable. The Fiscal 2000 revenue was from licensing fee and research funding received from Dow AgroSciences as part of a license entered into during Fiscal 1998.

Total expenses increased by $0.35 million in the current year, exclusive of the $0.31 million non-cash charge in the Fiscal 2000 period for the compensation package to retain the new Chief Operating Officer -- Pharmaceutical Products.

Research and development expenses decreased by $0.26 million, excluding the aforementioned non-cash charge, as the Company pursued starting Phase I clinical trials early in Fiscal 2001 for its infected burn and infected wound therapeutic.

General and administrative expenses decreased slightly to $0.7 million in Fiscal 2000 from $0.8 million in Fiscal 1999. Depreciation and amortization remained relatively constant in the two fiscal years as both periods included the costs associated with the new laboratory at the Company's new Pittsburgh office.

The Company did not have a federal or state income tax provision in either Fiscal 2000 or 1999 due to the loss recorded in each period.

The amounts described above resulted in a net loss of $1.66 million for Fiscal 2000. The net loss would have been $1.25 million if the aforementioned non-cash charge was excluded. The net loss for Fiscal 1999 was $1.34 million.

LIQUIDITY AND CAPITAL RESOURCES

  FISCAL 2001

During the year ended September 30, 2001, the Company's cash and cash equivalents decreased by $1.3 million to $0.5 million. Net cash utilized by operating activities of $1.95 million and $0.3 million of net cash utilized by investing activities was partially offset by net cash provided by financing activities of $0.96 million.

Specifically, the $1.95 million of cash utilized by operating activities consisted of the net loss of $10.5 million which was partially offset by $0.16 million of depreciation and amortization, $7.7 million of amortization of the Periodontix license, purchased research and development that was written-off and intangibles written off due to the termination of the Dow AgroSciences agreement, an increase of $0.22 million in accounts payable and other liabilities, $0.05 million increase in unearned revenue $0.39 million of stock issued for services and $0.09 million of stock based compensation.

The Company expected that the Periodontix acquisition would provide access to new and additional future funding opportunities. However, the significant adverse changes in the capital markets combined with the termination of the Dow AgroSciences agreement has resulted in the Company not being able to access significant funding which has resulted in the aforementioned intangible asset realization writedowns.

The $0.31 million of cash utilized by investing activities relates to $0.23 million expended for the Periodontix license and acquisition, $0.03 million for the purchases of property, plant and equipment and $0.05 million of patent costs capitalized as intangible assets in the current year.

Cash inflows from financing activities included the $1.0 million net proceeds from the private placement of securities. This source of funds was partially offset by $0.08 million of payments on notes payable.

  FISCAL 2000

During the year ended September 30, 2000, the Company's cash increased by $1.2 million. Net cash provided by financing activities of $2.5 million was partially offset by a $1.1 million of net cash utilized by operating activities and $0.1 million of net cash utilized by investing activities.

Cash from financing activities was generated from $2.4 million of net proceeds from the private placement of securities and $0.15 million received from a local foundation in the form of a note payable. The loan matures on February 28, 2005 with interest at 5%. The loan is to fund program related research.

Cash utilized in operating activities was caused by the net loss of $1.66 million and a $0.09 million decrease in unearned revenue. This was partially offset by $0.13 million of depreciation and amortization, $0.16 million of stock issued for services, $0.04 million for the amortization of the deferred compensation component of shareholders' equity, the $0.26 million non-cash charge for the compensation package to retain the Company's new Chief Operating Officer -- Pharmaceutical Products and a $0.04 million of stock issued for compensation.

Cash utilized by investing activities was primarily due to a $0.11 million increase in intangible assets due to the capitalization of patent related expenses.

  FISCAL 1999

During the year ended September 30, 1999, the Company's cash and cash equivalents decreased by $1.1 million to $0.6 million. Net cash provided by financing activities of $0.1 million was offset by $0.27 million of net cash utilized by investing activities and net cash used by operating activities of $0.93 million.

Specifically, cash inflows from financing activities included $0.02 million realized from the exercise of stock options, $0.02 million from an equipment financing and a $0.07 million increase in payables to related parties.

The $0.93 million of cash utilized by operating activities consisted of the net loss of $1.3 million, and a decrease of $0.09 million in unearned revenue, partially offset by $0.15 million of depreciation and amortization, a $0.04 million decrease in accounts receivable, and a $0.23 million increase in accounts payable and other liabilities.

The $0.27 million of cash utilized by investing activities relates to $0.21 million for the purchase of property, plant and equipment and $0.06 million of patent costs capitalized as intangible costs in the current year.

PROSPECTIVE/FORWARD-LOOKING INFORMATION

This Annual Report on Form 10-KSB contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when use herein, the words "plan," "estimates," "confident that," "believe," "expect," or "intend to," and similar expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, possible delays or failures to develop and/or commercialize any technology, possible risks related to adverse clinical results, impact of alternative technology advances, inherent risks in early stage development of such technology, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's reports and filings with the Securities and Exchange Commission.

In addition, information regarding market and industry statistics and other numbers contained in this Annual Report are included based upon information available to us that we believe is accurate. It is generally based on academic and other publications. We have not independently verified all data and cannot assure you of the accuracy of the data we have included.

The Company is subject to the risks associated with emerging technology-oriented companies. Primary among these risks are the ability to obtain sufficient financing, competition from substitute products and the ability to successfully develop and market its products. As of September 30, 2001, the Company has an accumulated deficit of $26,815,000. In addition, the Company has a working capital deficiency of approximately $305,000 as of September 30, 2001.

For the year ended on September 30, 2001, the Company incurred a loss of $10,503,000 and used $1,945,000 of cash for operations during fiscal 2001.

The Company historically has obtained its working capital requirements through equity issuances to shareholders, royalty payments and from certain borrowing arrangements. Management has plans in Fiscal 2002 to issue additional equity to shareholders and to obtain additional funding support from grants and product development partners. Should these plans not be successful, there is uncertainty as to the Company's ability to continue as a going concern through the year ending September 30, 2002. The Company's current cash resources are close to being exhausted and it is extremely uncertain that new sources of cash will be identified and will be received during Fiscal 2002.

The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continued existence is dependent upon its ability to generate sufficient cash flows from equity financing and successfully concluding additional license agreements.

ITEM 8 -- CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS

Not applicable

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Demegen, Inc.

We have audited the accompanying balance sheets of Demegen, Inc. (a development stage company) as of September 30, 2001 and 2000, and the related statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended September 30, 2001 and for the period from December 6, 1991 (inception) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Demegen, Inc. (a development stage company) at September 30, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2001 and for the period from December 6, 1991 (inception) through September 30, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Demegen, Inc. will continue as a going concern. As more fully described in Note 1, the Company has experienced significant losses and has an accumulated deficit of $26.8 million and a working capital deficiency of $305,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities, that may result from the outcome of this uncertainty.

                                      /s/ ERNST & YOUNG LLP

Pittsburgh, PA
November 30, 2001

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                     SEPTEMBER 30,
                                                              ----------------------------
                                                                  2001            2000
                                                              ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $    537,478    $  1,825,352
  Accounts receivable.......................................        46,310          22,409
  Prepaid expenses and other current assets.................         6,500              --
                                                              ------------    ------------
    Total current assets....................................       590,288       1,847,761
Property and equipment:
  Furniture and equipment...................................       339,843         231,175
  Computer hardware and software............................       135,906         134,626
                                                              ------------    ------------
                                                                   475,749         365,801
  Less accumulated depreciation and amortization............      (280,116)       (208,971)
                                                              ------------    ------------
                                                                   195,633         156,830
Intangible assets:
  Licenses..................................................            --         245,000
  Patents...................................................        31,162         357,918
                                                              ------------    ------------
                                                                    31,162         602,918
Less accumulated amortization...............................            --        (297,836)
                                                              ------------    ------------
                                                                    31,162         305,082
Other assets................................................        20,417           1,919
                                                              ------------    ------------
    Total assets............................................  $    837,500    $  2,311,592
                                                              ============    ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts Payable..........................................  $    725,552    $    263,303
  Accrued payroll...........................................            --          97,261
  Unearned revenue..........................................        50,000              --
  Current portion of notes payable..........................        97,130          42,000
  Other liabilities.........................................        21,851          31,789
                                                              ------------    ------------
    Total current liabilities...............................       894,533         434,353
Notes payable...............................................       354,286         360,180
Other.......................................................            --         117,261
                                                              ------------    ------------
    Total liabilities.......................................     1,248,819         911,794
Commitments and contingency
Redeemable convertible preferred stock, $.001 par value --
  40,000,000 shares authorized; 4,444,444 shares issued and
  outstanding...............................................     2,305,748       2,033,787
Shareholders' deficit:
  Common stock, $.001 par value -- 100,000,000 shares
    authorized; 44,022,778 and 32,304,778 shares issued and
    outstanding at September 30, 2001 and September 30,
    2000, respectively......................................        44,023          32,305
  Warrants..................................................     4,362,301       1,287,004
  Deferred Compensation.....................................      (332,344)       (343,999)
  Subscription receivable...................................      (291,150)       (188,511)
  Additional paid-in capital................................    20,315,014      14,619,089
  Deficit accumulated during the development stage..........   (26,814,911)    (16,039,877)
                                                              ------------    ------------
    Total shareholders' deficit.............................    (2,717,067)       (633,989)
                                                              ------------    ------------
    Total liabilities and shareholders' deficit.............  $    837,500    $  2,311,592
                                                              ============    ============

                            See accompanying notes.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                               PERIOD FROM
                                                                                             DECEMBER 6, 1991
                                                        YEAR ENDED SEPTEMBER 30               (INCEPTION) TO
                                               ------------------------------------------     SEPTEMBER 30,
                                                   2001           2000           1999              2001
                                               ------------    -----------    -----------    ----------------
Income:
  License....................................  $    190,000    $   220,000    $   350,000      $  1,766,651
  Grant and other............................       860,033        472,432        708,475         3,687,341
  Interest...................................        60,971         71,333         60,101           237,274
                                               ------------    -----------    -----------      ------------
     Total income............................     1,111,004        763,765      1,118,576         5,691,266
Expenses:
  Research and development...................     2,551,968      1,560,981      1,513,680         9,605,834
  General and administrative.................     1,211,160        709,533        784,891        11,593,312
  Interest...................................        20,034         14,207          3,140         1,016,965
  License amortization and purchased research
     & development related to the Periodontix
     acquisition.............................     7,667,739             --             --         7,667,739
  Depreciation and amortization..............       163,178        134,526        154,607           741.240
                                               ------------    -----------    -----------      ------------
     Total expenses..........................    11,614,079      2,419,247      2,456,318        30,625,090
                                               ------------    -----------    -----------      ------------
Net loss.....................................   (10,503,075)    (1,655,482)    (1,337,742)      (24,933,824)
Preferred dividend and accretion amounts.....      (271,959)      (264,933)      (258,362)       (1,881,087)
                                               ------------    -----------    -----------      ------------
Net loss applicable to common stock..........  $(10,775,034)   $(1,920,415)   $(1,596,104)     $(26,814,911)
                                               ============    ===========    ===========      ============
Net loss per common share, basic and
  diluted....................................  $      (0.29)   $     (0.06)   $     (0.06)
                                               ============    ===========    ===========
Weighted average common stock outstanding....    37,163,279     29,759,153     26,255,104
                                               ============    ===========    ===========

                            See accompanying notes.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                        AVERAGE        COMMON STOCK                                   ADDITIONAL     RECEIVABLE
                                         PRICE     --------------------                  DEFERRED       PAID-IN         FROM
                                       PER SHARE     SHARES     AMOUNT     WARRANTS    COMPENSATION     CAPITAL     SHAREHOLDERS
                                       ---------   ----------   -------   ----------   ------------   -----------   ------------
 Acquired in merger with Excelsior
   Capital Corporation...............              10,743,571   $10,744   $       --    $      --     $   312,681    $      --
 Loss from inception (December 6,
   1991) to September 30, 1992.......                      --        --           --           --              --           --
 Capital contributed by a
   shareholder.......................                      --        --           --           --         123,700           --
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................    $ .62        439,045       439           --           --         272,461           --
 Payment of debt with stock
   warrants..........................                      --        --           --           --          33,333           --
 Payment of interest with stock
   warrants..........................                      --        --           --           --          17,774           --
 Issuance of receivable from
   officer...........................                      --        --           --           --              --      (65,117)
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1993........              11,182,616    11,183           --           --         759,949      (65,117)
 Proceeds from the sale of
   unrestricted shares by
   shareholders in exchange for
   restricted shares.................      .75        691,738       692           --           --         517,708           --
 Issuance of stock for consulting
   services..........................     1.54         58,336        58           --           --          89,942           --
 Issuance of stock subscriptions for
   loan origination fee..............     1.14        131,250       131           --           --         149,869           --
 Payment of interest with stock
   warrants..........................                      --        --           --           --          56,164           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1994........              12,063,940    12,064           --           --       1,573,632      (65,117)
 Proceeds from the sale of restricted
   common shares.....................     1.06        193,133       193           --           --         204,807           --
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......                 171,694       172           --           --            (172)          --
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................     2.18             --        --           --           --         349,304       65,117
 Issuance of restricted shares for
   payment of
   services/compensation.............      .89        402,251       402           --           --         357,681           --
 Issuance of warrants................                      --        --           --           --          11,625           --
 Payment of interest with stock
   warrants..........................                      --        --           --           --         127,500           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance September 30, 1995...........              12,831,018    12,831           --           --       2,624,377           --
 Proceeds from the sale of common
   shares............................      .70        683,250       683           --           --         479,817           --
 Issuance of shares for payment of
   services/compensation.............      .60        890,868       891           --           --         536,359           --
 Issuance of shares in settlement of
   outstanding debt and other
   obligations.......................      .47      4,468,285     4,468           --           --       2,113,054           --
 Payment of interest with warrants...                      --        --           --           --          84,996           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1996........              18,873,421    18,873           --           --       5,838,603           --
 Proceeds from the sale of restricted
   and unrestricted common shares....      .36        340,000       340           --           --         104,660           --
 Issuance of shares for payment of
   services/compensation.............      .41      1,178,258     1,178           --           --         477,629           --
 Issuance of shares in exchange for
   patent and technology license.....      .35        700,000       700           --           --         244,300           --
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......                 162,720       163           --           --            (163)          --
 Exchange of amounts due to related
   parties for restricted shares.....      .33        450,000       450           --           --         149,550           --
 Exchange of redemption right of
   related party for additional
   restricted shares.................      .33        145,000       145           --           --            (145)          --
 Settlement of amounts due to related
   parties through debt forgiveness
   and issuance of shares............                      --        --           --           --       1,449,273           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------

                                         DEFICIT
                                       ACCUMULATED
                                        DURING THE
                                       DEVELOPMENT
                                          STAGE          TOTAL
                                       ------------   -----------
 Acquired in merger with Excelsior
   Capital Corporation...............  $         --   $   323,425
 Loss from inception (December 6,
   1991) to September 30, 1992.......      (244,100)     (244,100)
 Capital contributed by a
   shareholder.......................            --       123,700
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................            --       272,900
 Payment of debt with stock
   warrants..........................            --        33,333
 Payment of interest with stock
   warrants..........................            --        17,774
 Issuance of receivable from
   officer...........................            --       (65,117)
 Net loss for the year...............    (1,044,154)   (1,044,154)
                                       ------------   -----------
Balance at September 30, 1993........    (1,288,254)     (582,239)
 Proceeds from the sale of
   unrestricted shares by
   shareholders in exchange for
   restricted shares.................            --       518,400
 Issuance of stock for consulting
   services..........................            --        90,000
 Issuance of stock subscriptions for
   loan origination fee..............            --       150,000
 Payment of interest with stock
   warrants..........................            --        56,164
 Net loss for the year...............    (1,768,428)   (1,768,428)
                                       ------------   -----------
Balance at September 30, 1994........    (3,056,682)   (1,536,103)
 Proceeds from the sale of restricted
   common shares.....................            --       205,000
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......            --            --
 Proceeds from the sale of
   unrestricted shares contributed by
   shareholders in exchange for
   restricted shares.................            --       414,421
 Issuance of restricted shares for
   payment of
   services/compensation.............            --       358,083
 Issuance of warrants................            --        11,625
 Payment of interest with stock
   warrants..........................            --       127,500
 Net loss for the year...............    (2,873,839)   (2,873,839)
                                       ------------   -----------
Balance September 30, 1995...........    (5,930,521)   (3,293,313)
 Proceeds from the sale of common
   shares............................            --       480,500
 Issuance of shares for payment of
   services/compensation.............            --       537,250
 Issuance of shares in settlement of
   outstanding debt and other
   obligations.......................            --     2,117,522
 Payment of interest with warrants...            --        84,996
 Net loss for the year...............    (2,569,478)   (2,569,478)
                                       ------------   -----------
Balance at September 30, 1996........    (8,499,999)   (2,642,523)
 Proceeds from the sale of restricted
   and unrestricted common shares....            --       105,000
 Issuance of shares for payment of
   services/compensation.............            --       478,807
 Issuance of shares in exchange for
   patent and technology license.....            --       245,000
 Issuance of restricted shares in
   exchange for unrestricted shares
   contributed by shareholders.......            --            --
 Exchange of amounts due to related
   parties for restricted shares.....            --       150,000
 Exchange of redemption right of
   related party for additional
   restricted shares.................            --            --
 Settlement of amounts due to related
   parties through debt forgiveness
   and issuance of shares............            --     1,449,273
 Net loss for the year...............      (943,773)     (943,773)
                                       ------------   -----------

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF SHAREHOLDERS' DEFICIT (CONTINUED)

                                        AVERAGE        COMMON STOCK                                   ADDITIONAL     RECEIVABLE
                                         PRICE     --------------------                  DEFERRED       PAID-IN         FROM
                                       PER SHARE     SHARES     AMOUNT     WARRANTS    COMPENSATION     CAPITAL     SHAREHOLDERS
                                       ---------   ----------   -------   ----------   ------------   -----------   ------------
Balance at September 30, 1997........              21,849,399   $21,849   $       --    $      --     $ 8,263,707    $      --
 Proceeds from exercise of stock
   options...........................    $ .05      1,750,000     1,750           --           --          85,750           --
 Compensation expense from Stock
   option activity...................                      --        --           --           --       1,699,440           --
 Issuance of warrants................                      --        --      497,000           --              --           --
 Allocation of conversion feature of
   redeemable convertible preferred
   stock.............................                      --        --           --           --       1,022,222           --
 Accretion of conversion feature of
   redeemable convertible preferred
   stock.............................                      --        --           --           --              --           --
 Dividends on redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Accretion of redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Issuance of shares for payment of
   collaborators.....................      .47         20,000        20           --           --           9,360           --
 Settlement of employee litigation...      .36      1,975,000     1,975           --           --         710,217           --
 Issuance of shares for services.....      .47        187,500       188           --           --          87,750           --
 Issuance of additional shares to
   venture capital funds and
   individual investors..............                  85,000        85           --           --             (85)          --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1998........              25,866,899    25,867      497,000           --      11,878,361           --
 Dividends on redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Accretion of redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Proceeds from exercise of Stock
   options...........................      .05        350,000       350           --           --          17,150           --
 Issuance of shares for services.....     0.46        145,000       145           --           --          66,655           --
 Extension of expiration date of
   stock option......................                      --        --           --           --          78,000           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 1999........              26,361,899    26,362      497,000           --      12,040,166           --
 Dividends on redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Accretion of redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Proceeds from sale of common stock
   and warrants, net of Issuance
   costs of $126,783.................     0.50      5,566,004     5,566      779,241           --       1,871,412     (282,002)
 Issuance of shares and options for
   services/compensation.............     0.88        376,875       377       10,763     (387,000)        707,511       93,491
 Amortization of stock based
   compensation......................                      --        --           --       43,001              --           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 2000........              32,304,778    32,305    1,287,004     (343,999)     14,619,089     (188,511)
 Proceeds from exercise of Stock
   options...........................      .05        125,000       125           --           --           6,125           --
 Dividends on redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Accretion of redeemable convertible
   preferred stock...................                      --        --           --           --              --           --
 Issuance of a warrant for
   services..........................                      --        --       56,000           --              --           --
 Proceeds from sale of common stock
   and warrants, net of Issuance
   costs of $85,968..................     0.50      2,543,000     2,543      890,050           --         472,425     (360,486)
 Issuance of shares and options for
   services/compensation.............     0.38         50,000        50           --      (74,349)        249,875      257,847
 Amortization of stock based
   compensation......................                      --        --           --       86,004              --           --
 License Agreement and Acquisition of
   Periodontix.......................     0.55      9,000,000     9,000    2,129,247           --       4,967,500           --
 Net loss for the year...............                      --        --           --           --              --           --
                                                   ----------   -------   ----------    ---------     -----------    ---------
Balance at September 30, 2001........              44,022,778   $44,023   $4,362,301    $(332,344)    $20,315,014    ($291,150)
                                                   ==========   =======   ==========    =========     ===========    =========

                                         DEFICIT
                                       ACCUMULATED
                                        DURING THE
                                       DEVELOPMENT
                                          STAGE          TOTAL
                                       ------------   -----------
Balance at September 30, 1997........  $ (9,443,772)  $(1,158,216)
 Proceeds from exercise of stock
   options...........................            --        87,500
 Compensation expense from Stock
   option activity...................            --     1,699,440
 Issuance of warrants................            --       497,000
 Allocation of conversion feature of
   redeemable convertible preferred
   stock.............................            --     1,022,222
 Accretion of conversion feature of
   redeemable convertible preferred
   stock.............................    (1,022,222)   (1,022,222)
 Dividends on redeemable convertible
   preferred stock...................       (40,000)      (40,000)
 Accretion of redeemable convertible
   preferred stock...................       (23,611)      (23,611)
 Issuance of shares for payment of
   collaborators.....................            --         9,380
 Settlement of employee litigation...            --       712,192
 Issuance of shares for services.....            --        87,938
 Issuance of additional shares to
   venture capital funds and
   individual investors..............            --            --
 Net loss for the year...............    (1,993,753)   (1,993,753)
                                       ------------   -----------
Balance at September 30, 1998........   (12,523,358)     (122,130)
 Dividends on redeemable convertible
   preferred stock...................      (160,000)     (160,000)
 Accretion of redeemable convertible
   preferred stock...................       (98,362)      (98,362)
 Proceeds from exercise of Stock
   options...........................            --        17,500
 Issuance of shares for services.....            --        66,800
 Extension of expiration date of
   stock option......................            --        78,000
 Net loss for the year...............    (1,337,742)   (1,337,742)
                                       ------------   -----------
Balance at September 30, 1999........   (14,119,462)   (1,555,934)
 Dividends on redeemable convertible
   preferred stock...................      (160,000)     (160,000)
 Accretion of redeemable convertible
   preferred stock...................      (104,933)     (104,933)
 Proceeds from sale of common stock
   and warrants, net of Issuance
   costs of $126,783.................            --     2,374,217
 Issuance of shares and options for
   services/compensation.............            --       425,142
 Amortization of stock based
   compensation......................            --        43,001
 Net loss for the year...............    (1,655,482)   (1,655,482)
                                       ------------   -----------
Balance at September 30, 2000........   (16,039,877)     (633,989)
 Proceeds from exercise of Stock
   options...........................            --         6,250
 Dividends on redeemable convertible
   preferred stock...................      (160,000)     (160,000)
 Accretion of redeemable convertible
   preferred stock...................      (111,959)     (111,959)
 Issuance of a warrant for
   services..........................            --        56,000
 Proceeds from sale of common stock
   and warrants, net of Issuance
   costs of $85,968..................            --     1,004,532
 Issuance of shares and options for
   services/compensation.............            --       433,423
 Amortization of stock based
   compensation......................            --        86,004
 License Agreement and Acquisition of
   Periodontix.......................            --     7,105,747
 Net loss for the year...............   (10,503,075)  (10,503,075)
                                       ------------   -----------
Balance at September 30, 2001........  $(26,814,911)  $(2,717,067)
                                       ============   ===========

                            See accompanying notes.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                    PERIOD FROM
                                                                                                  DECEMBER 6, 1991
                                                             YEAR ENDED SEPTEMBER 30,               (INCEPTION)
                                                    ------------------------------------------    TO SEPTEMBER 30,
                                                        2001           2000           1999              2001
                                                    ------------    -----------    -----------    ----------------
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)...............................    $(10,503,075)   $(1,655,482)   $(1,337,742)     $(24,933,824)
Adjustments to reconcile net loss to net cash
  used in operating activities:
Depreciation and amortization...................         163,178        134,526        154,607           741,240
License amortization and purchased research &
  development related to the Periodontix
  acquisition...................................       7,667,739             --             --         7,667,739
Stock issued for services.......................         388,390        161,142             --         2,278,590
Stock based compensation........................          86,004         43,001             --           129,005
Issuance of stock options to employees and
  directors.....................................          45,033        264,000         78,000         2,086,473
Warrants issued for interest....................              --             --             --           286,434
Notes payable issued for services...............              --             --             --            58,194
Other...........................................         (31,379)         2,134             --            (4,897)
Changes in operating assets and liabilities:
Accounts receivable.............................         (23,901)           137         37,383           (46,310)
Prepaid expenses and other current assets.......          (6,500)         2,057          9,802            (6,500)
Unearned revenue................................          50,000        (91,667)       (91,666)           50,000
Accounts payable and other liabilities..........         219,162         (3,607)       217,335         1,641,600
                                                    ------------    -----------    -----------      ------------
Net cash used in operating activities...........      (1,945,349)    (1,143,759)      (932,281)      (10,052,256)
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment..............         (27,613)       (12,765)      (210,157)         (423,753)
Cash received on equipment disposals............              --             --             --             9,643
License with & acquisition of Periodontix.......        (230,000)            --             --          (230,000)
Intangible assets...............................         (48,912)      (111,401)       (64,463)         (408,280)
                                                    ------------    -----------    -----------      ------------
Net cash used in investing activities...........        (306,525)      (124,166)      (274,620)       (1,052,390)
CASH FLOW FROM FINANCING ACTIVITIES
Net proceeds from issuance of equity
  Instruments, net of transaction costs.........       1,017,415      2,374,217             --         7,701,132
Proceeds from exercise of stock options.........           6,250             --         17,500           111,250
Proceeds from notes payable & capital leases....          18,673        150,000         21,109         1,317,282
(Decrease) increase in payable to employees and
  directors.....................................              --         14,550         72,614         2,687,962
Payments on notes payable.......................         (78,338)       (29,075)        (7,395)         (175,502)
                                                    ------------    -----------    -----------      ------------
Net cash provided by financing activities.......         964,000      2,509,692        103,828        11,642,124
                                                    ------------    -----------    -----------      ------------
Net increase (decrease) in cash and cash
  equivalents...................................      (1,287,874)     1,241,767     (1,103,073)          537,478
Cash and cash equivalents at beginning of
  period........................................       1,825,352        583,585      1,686,658                --
                                                    ------------    -----------    -----------      ------------
Cash and cash equivalents at end of period......    $    537,478    $ 1,825,352    $   583,585      $    537,478
                                                    ============    ===========    ===========      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
Cash paid for interest..........................    $     20,034    $     8,582    $     3,140      $     50,258
                                                    ============    ===========    ===========      ============

                                                                                                    PERIOD FROM
                                                                                                  DECEMBER 6, 1991
                                                             YEAR ENDED SEPTEMBER 30,               (INCEPTION)
                                                    ------------------------------------------    TO SEPTEMBER 30,
                                                        2001           2000           1999              2001
                                                    ------------    -----------    -----------    ----------------
NONCASH ACTIVITIES
Common stock issued in satisfaction of related
  party payable.................................    $         --    $        --    $    66,800      $    778,992
                                                    ============    ===========    ===========      ============
Dividends on redeemable convertible preferred
  stock.........................................    $    160,000    $   160,000    $   160,000      $    520,000
                                                    ============    ===========    ===========      ============
Accretion of redeemable convertible preferred
  stock.........................................    $    111,959    $   104,947    $    98,362      $  1,361,101
                                                    ============    ===========    ===========      ============
Receivable due from stockholders................    $    181,000    $   282,002    $        --      $    463,002
                                                    ============    ===========    ===========      ============
Common stock issued for issuance costs..........    $         --    $   100,000    $        --      $    100,000
                                                    ============    ===========    ===========      ============
Common stock and warrants issued as part of the
  Periodontix transaction.......................    $  7,145,747    $        --    $        --      $  7,145,747
                                                    ============    ===========    ===========      ============

                            See accompanying notes.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

1. HISTORY AND NATURE OF THE BUSINESS

Demeter BioTechnologies, Ltd. was formed after the July 27, 1992 acquisition of the assets of The Demeter Corporation by Excelsior Capital Corporation ("Excelsior"). Excelsior was incorporated in Colorado on September 16, 1987. Excelsior acquired all the assets of The Demeter Corporation in exchange for 6,625,821 shares of Excelsior's $.001 par value common stock. The Demeter Corporation's assets consisted of intangible assets related to various biotechnology applications in the fields of human and animal health care, agriculture, and commercial chemicals.

For accounting purposes, the acquisition was treated as a reverse acquisition whereby The Demeter Corporation acquired Excelsior Capital Corporation. The historical financial statements prior to the acquisition are those of The Demeter Corporation utilizing the capital structure of Excelsior. However, The Demeter Corporation had no operating activities from the date of inception, December 6, 1991 through July 27, 1992. Likewise, Excelsior had no operating activities prior to December 6, 1991.

On September 18, 1998, the Board of Directors of the Company ratified the shareholder vote changing the Company's name from Demeter BioTechnologies, Ltd. to Demegen, Inc. (the "Company").

The Company is considered a development stage company for financial statement disclosure purposes because the Company is devoting substantially all of its efforts to establishing new products.

The Company is a biopharmaceutical company, with has compounds in clinical trials, which discovers, designs and develops natural and novel peptides for the treatment of infectious diseases and cancer. The primary drugs under development target significant markets for which there are few, if any, satisfactory alternatives. These include treatment for oral candidiasis, a disease prevalent in HIV patients, a treatment for Pseudomonas in CF Patients, a disease that can be fatal to children, and a treatment for glioblastoma, a form of head and neck cancer that has a very low survival rate. During Fiscal 2001 the Company acquired substantially all the assets of Periodontix, Inc., another peptide therapeutic company. For accounting purposes the acquisition was accounted under the "purchase method" of accounting.

The Company is subject to the risks associated with emerging technology-oriented companies. Primary among these risks are the ability to obtain sufficient financing, competition from substitute products and the ability to successfully develop and market its products. As of September 30, 2001, the Company has an accumulated deficit of $26,815,000. In addition, the Company has a working capital deficiency of $304,000 as of September 30, 2001 and has used $1,945,000 of cash for operations during fiscal 2001.

For the year ended September 30, 2001, the Company incurred a loss of $10,503,000.

The Company historically has obtained its working capital through equity issuances to shareholders, royalty payments and from certain borrowing arrangements. Management has plans in Fiscal 2002 to issue additional equity to shareholders and to obtain additional funding support from grants and product development partners. Should these plans not be successful, there is uncertainty as to the Company's ability to continue as a going concern through the year ending September 30, 2002.

The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continued existence is dependent upon its ability to generate sufficient cash flows from equity financing and successfully concluding additional license agreements.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  CASH AN CASH EQUIVALENTS

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.

  COMMON STOCK ISSUED FOR OTHER THAN CASH

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

  PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives (generally three to five years) of the individual assets. Depreciation expense amounted to $71,178, $64,134 and $56,948, during 2001, 2000 and 1999, respectively.

  INTANGIBLE ASSETS

In fiscal 2000 Intangible assets include patent costs and purchased license agreements and were stated at cost, net of accumulated amortization. With the unanticipated termination of the Dow AgroSciences agreement all Intangible assets that were originally being recovered through the cash flow associated with the agreement were adjusted to net realizable value with a $177,785 charge against income for the year ended September 30, 2001. Prior to the impairment charge amortization was calculated using the straight-line method over estimated useful lives ranging from 3 to 17 years.

  GRANT AND OTHER INCOME

Grant income is not recognized until received as the grants did not include any penalties, successful outcomes clauses or refunding provisions.

During fiscal years 2001 and 1999, the Company received grant proceeds of $400,000 and $375,000, respectively to expand efforts to develop therapeutics to treat cancer. The funds were recognized as revenue upon receipt as the contracts do not contain any penalties, successful outcomes clauses or refunding provisions. License revenue is recognized as revenue upon receipt, except for those that contain contractual provisions that require the Company to provide services or the attainment of certain goals, in those cases, the revenues is deferred as unearned revenue until these penalties, clauses or provisions expire.

The Company received $27,882 and $91,808 in fiscal 2000 and 1999, respectively, under research agreements with the National Institute of Health and the National Science Foundation. Revenue was recognized as the research funds were expended.

  LICENSE AND SUPPORT

License fees are recognized at the time that the agreement is entered into as the earning process is complete and the Company has no future performance obligations. Support fees are recognized ratably over the contract period as the related costs are incurred.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  STOCK-BASED COMPENSATION

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 permits the Company to continue accounting for stock-based compensation as set forth in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB Opinion No. 25"), provided the Company discloses the pro forma effect on net income and earnings per share of adopting the full provisions of SFAS No. 123. Accordingly, the Company continues to account for stock-based compensation under APB Opinion No. 25 and has provided the required pro forma disclosures.

3. NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," which eliminated the pooling of interest method of accounting for all business combinations initialed after June 30, 2001 and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. The Company adopted this accounting standard for business combinations initiated after June 30, 2001.

The Company adopted SFAS 142, "Goodwill and Other Intangible Assets," effective July 1, 2001 and the Periodontix transaction was accounted for under SFAS 141 and 142. SFAS 142 addresses the financial and accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill be separately disclosed from other intangible assets in the statement of financial position, and no longer be amortized but tested for impairment on a periodic basis. The provisions of this accounting standard also require the completion of a transitional impairment test within six months of adoption, with any impairments identified treated as a cumulative effect of a change in accounting principle.

4. INCOME TAXES

The Company accounts for income taxes using the liability method.

Significant components of the Company's deferred tax asset at September 30, 2001 and 2000, are as follows:

                                                                 2001           2000
                                                              -----------    -----------
* Compensation expense on unexercised stock options.........  $   567,980    $   498,030
* NOL carryforwards.........................................    5,370,798      4,268,605
* Excess book amortization..................................    2,802,828         71,894
* Other.....................................................        7,813         (7,387)
                                                              -----------    -----------
     Total deferred tax asset...............................    8,749,420      4,831,142
  Valuation allowance.......................................   (8,749,420)    (4,831,142)
                                                              -----------    -----------
  Net deferred tax assets...................................  $         0    $         0
                                                              ===========    ===========

Net operating losses totaling approximately $14,100,000 are currently available and begin to expire in 2007.

A valuation allowance has been provided for the entire deferred tax asset amount until such time that the Company demonstrates the ability to produce taxable income.

5. PRIVATE PLACEMENT OF SECURITIES

During the third quarter of Fiscal 2001, the Company made a private placement of its securities to institutional and other accredited investors raising $1.28 million of which $0.181 million was in the form of future services recognized in equity as subscription receivable, as services are prepaid, with the remainder of $1.09 million in cash. The private placement resulted in

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. PRIVATE PLACEMENT OF SECURITIES (CONTINUED)

the sale of 2.543 million restricted shares of Common Stock and warrants to purchase an additional 2.543 million shares of the Company's Common Stock.

The investors were offered one unit at $0.50 per unit. Each unit consisted of one share of restricted common stock and a warrant to purchase one share of the Company's Common Stock for $0.75 per share. The warrant expires the earlier of May 31, 2006 or 60 days after a call by the Company. The Company may call the warrants at any time, provided that the price of the Company's common stock has been in excess of $1.50 per share for each of the twenty consecutive trading days immediately preceding the date of the call. Upon receipt of the call, warrant holders shall have sixty days to elect to exercise all or a portion of the warrants.

Pricing of the securities was determined based on several factors, including reference to market price of the Company's Common Stock, the holding period requirement of restricted stock, and the Company's need for additional funding for development of pharmaceutical products.

Funds raised will be utilized to fund the Company's working capital and product development efforts.

During the second quarter of Fiscal 2000, the Company closed on a private placement of its securities to institutional and other accredited investors raising $2.65 million of which $0.28 million was in the form of future services, which are presented in equity as "Subscription Receivable" as services are prepaid and are recognized over the life of the respective agreements, with the remainder of $2.4 million in cash. The private placement resulted in the sale of
5.56 million restricted shares of common stock and warrants to purchase an additional 5.56 million shares of the Company's common stock.

The investors were offered one unit at $0.50 per unit. Each unit consisted of one share of restricted common stock and a warrant to purchase one share of the Company's common stock for $0.75 per share. The warrant expires the earlier of March 31, 2005 or 60 days after a call by the Company. The Company may call the warrants at any time after March 31, 2001, provided that the price of the Company's common stock has been in excess of $1.50 per share for each of the forty consecutive trading days immediately preceding the date of the call. Upon receipt of the call, warrant holders shall have sixty days to elect to exercise all or a portion of the warrants.

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In June 1998, the Company issued 4,444,444 shares of redeemable convertible preferred stock ("preferred stock") and warrants for net proceeds of $1,943,873 (net of $56,127 of expenses incurred in connection with the issuance). Of the total proceeds $497,000 was allocated to warrants as the estimated fair value and $1,022,222 was allocated to the conversion feature associated with the preferred stock and classified as additional paid-in capital. In June 1998, the entire discount was immediately accreted back to the preferred stock and treated as a dividend as the preferred shares are immediately convertible into common stock at the option of the preferred shareholder.

The holders of the preferred stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends at the rate of $0.036 per share, semiannually, on each outstanding share of convertible preferred stock. Such dividends have a priority over any dividends paid on the common stock. Dividends on the preferred stock are cumulative and the right to such dividends shall accrue to holders of convertible preferred stock until declared by the Board of Directors. The Company has accounted for the cumulative semiannual dividends through periodic accretion to the preferred stock.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of preferred stock shall be entitled to receive the greater of $0.45 per share, plus all unpaid and accrued dividends thereon, or the amount the holder of the shares of the preferred stock would otherwise be entitled to receive had each such share been converted into common stock immediately prior to such liquidation, dissolution or wind-up.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

Each share of preferred stock is convertible at any time, at the option of the holder thereof, into an equal number of fully paid and nonassessable shares of common stock. In addition, if at any time the Company shall effect a firm commitment underwritten public offering of shares of common stock in which the aggregate price paid for such shares by the public shall be at least $8,000,000, then effective immediately before the closing of the sale of such shares by the Company pursuant to such public offering, all outstanding shares of preferred stock shall automatically convert to common stock.

The shares of preferred stock shall be redeemable at the election of the holder upon at least ninety days notice to the Company. The Company shall redeem from the holder on or at any time after May 31, 2003, 2004, and 2005, up to one-third of the shares of preferred stock held by the holder, with the intent that, should the holder elect, at any time after May 31, 2005, the total number of shares held by the holder would be subject to redemption. The preferred stock to be redeemed shall be paid for in cash at an amount equal to the greater of (i) $0.45 per share plus, in the case of each share, an amount equal to all accruing unpaid dividends (whether or not declared), or (ii) such amount per share as would have been payable had each such share been converted to common stock immediately prior to the actual date of redemption.

The shares of preferred stock vote on matters on an as-converted basis; i.e., each share of preferred stock has one vote, as do each owner of a share of common stock.

The holder of the preferred stock has a warrant to purchase 4,965,556 shares of common stock of the Company at $0.45 per share. The warrant shall be exercisable, in whole or in part, through June 14, 2008. The Company may call the warrant at any time after December 31, 1998, provided the Company's common stock has been in excess of $1.50 per share for each of the forty consecutive trading days immediately preceding the date of the call.

Upon receipt of the call, the call holder shall have sixty days to elect to exercise all or a portion of this warrant and up to two years to pay for such shares. Upon such exercise, in addition to receiving the number of shares of common stock to which the holder shall be entitled, the holder of the warrant also shall receive a new warrant ("replacement warrant"). The replacement warrant shall be exercisable for one share of common stock for every two shares of common stock purchased in response to the aforementioned call. The exercise price of the replacement warrant is $1.50 per share, and the term of the replacement warrant shall be the longer of two years from the date of the issuance or the balance of the original term of the warrant.

7. STOCK OPTIONS AND WARRANTS

The Company granted stock options to certain employees and directors during the years ended September 30, 2001 and 2000 at exercise prices which approximated or exceeded fair value at the date of grant. The majority of the stock options issued in the year ended September 30, 2000 were issued in connection with the retention of the Chief Operating Officer-Pharmaceutical Products (See Note 12 for further discussion of this employment agreement). Exclusive of the aforementioned stock options, the majority of the stock options issued in the year ending September 30, 2000 vest over time (up to 3 years). All of the options issued in the year ending September 30, 1999 vested immediately.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCK OPTIONS AND WARRANTS (CONTINUED)

A summary of the Company's stock option activity is as follows:

                                                                      OPTIONS OUTSTANDING
                                                           ------------------------------------------
                                                                            WEIGHTED        WEIGHTED
                                                             NUMBER         AVERAGE         AVERAGE
                                                           OF SHARES     EXERCISE PRICE    FAIR VALUE
                                                           ----------    --------------    ----------
Balance at September 30, 1998..........................     5,095,000        $0.12           $0.23
Granted................................................       380,000        $0.45           $0.41
Options exercised for common stock.....................      (350,000)       $0.05           $0.37
                                                           ----------        -----           -----
Balance at September 30, 1999..........................     5,125,000        $0.15           $0.46
                                                           ==========        =====           =====
Options granted during year............................     2,275,000        $0.63           $0.79
                                                           ----------        -----           -----
Balance at September 30, 2000..........................     7,400,000        $0.30           $0.56
                                                           ==========        =====           =====
Granted................................................       992,500        $0.75           $0.83
Options exercised for common stock.....................      (125,000)       $0.05           $0.75
                                                           ----------        -----           -----
Balance at September 30, 2001..........................     8,267,500        $0.36           $0.59
                                                           ==========        =====           =====

As of September 30, 2001 and 2000, 5,996,687 and 5,503,333, respectively, of the options were vested and exercisable.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted average assumptions for fiscal 2001, 2000 and 1999: risk-free interest rate of 6%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 1.43, 1.49 and 1.41 respectively, and a weighted average expected option life of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options. Had the compensation cost of the Company's stock option plans been determined based on the fair value at the date of grant for awards in 2001, 2000 and 1999 consistent with the provisions of SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                               YEAR ENDED SEPTEMBER 30,
                                                      ------------------------------------------
                                                          2001           2000           1999
                                                      ------------    -----------    -----------
Net loss available to common stock:
  As reported.......................................  $(10,775,034)   $(1,920,415)   $(1,596,104)
  Pro forma.........................................  $(11,340,598)   $(2,058,313)   $(1,746,117)
Basic and diluted earnings per share:
  As reported.......................................  $      (0.29)   $     (0.06)   $     (0.06)
  Pro forma.........................................  $      (0.31)   $     (0.07)   $     (0.07)

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCK OPTIONS AND WARRANTS (CONTINUED)

The maturity date of an option held by an officer of the Company to purchase up to 600,000 shares of common stock at an exercise price of $0.15 per share was extended from October 31, 2000 to October 31, 2010 at the September 17, 1999 meeting of the Compensation Committee. The Company recorded a $78,000 non-cash charge in fiscal 1999 to reflect the aforementioned extension.

At September 30, 2001, there were outstanding warrants to purchase 8,185,879 shares of the Company's common stock at an exercise price of $0.75 per warrant (refer to Note 5 for additional information). Those warrants which were sold with the common shares in the private placements in fiscal 2001 and 2000 and were valued at $890,050 ($0.35 per warrant) and $790,004 ($0.14 per warrant), respectively. Additionally, the holder of the preferred stock holds a warrant to purchase common stock (refer to Note 5 for additional information), Periodontix holds a warrant to purchase common stock at $1.25 per share. (refer to Note 13 for additional information) and an unrelated party holds a warrant to purchase 200,000 shares of the Company's common stock at an exercise price of $1.00 per warrant.

8. NOTE PAYABLE

In December 1999, the Company received $150,000 from a local foundation to fund program related research. The loan matures on February 28, 2005 with a balloon payment due at that time. The loan is at an interest rate of 5% with interest due February 28 of each year. The loan contains call provisions which could result in the loan becoming due before its planned maturity.

The Company does not foresee, at this time, the call provisions becoming effective. The Company has a note payable totaling $216,820 as of September 30, 2001 which is payable at $3,500 monthly at an interest rate of 6%. Payments under this agreement began in March 2000 and will extend until August 2007.

9. COMMITMENTS

The Company leases its office and laboratory facilities in Pittsburgh under a six month lease expiring March 31, 2002 at a monthly rental of $3,948. Additionally, the Company leases its office and laboratory facilities in Watertown site under a lease expiring June 2003 at a gross monthly rental of $11,093.

During 2001, 2000 and 1999, the Company incurred rent expense totaling $153,124, $56,830 and $45,830, respectively.

During 1997, the Company entered into a license agreement with a university to obtain certain patent rights. In exchange for the license of the patents, the Company issued common stock. The value assigned to the patents was based upon management's estimate of the fair value of the stock issued. In addition, the Company is obligated to pay certain royalties under the terms of the agreement for each licensed product. The agreement requires minimum royalty payments to maintain the license of the patents. The Company paid $25,000 in royalty payments pursuant to this agreement in 2001.

10. MARKETING

In December 1997, the Company entered into a license agreement with Mycogen Corporation, which was subsequently acquired by Dow AgroSciences whereby the Company licensed substantially all rights for disease prevention and treatment for agricultural applications. The Company received a license issue fee of $950,000, consisting of $700,000 for the rights to licensed patents and the Company's technology in the field of activity, $200,000 for the rights to the Company's patents and technology for use in formulated licensed products and $50,000 for the right of first refusal through September 30, 1998 to obtain an exclusive license to the Company's Nutrition Patents and Technology. These payments were recognized as revenue in fiscal 1998, as the earnings process was complete according to the terms of the contract.

The agreement also provided that the Company receive $300,000 to provide Dow AgroSciences with support services of personnel for a joint research effort for a three year period. This was classified as unearned revenue on the balance sheet and is being amortized into revenue, on a straight-line basis, over the three year life of the support services commitment.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. MARKETING (CONTINUED)

The Dow AgroSciences Agreement was amended on October 11, 1998 to provide Dow AgroSciences with an additional license for the Company's agricultural nutrition technologies. The Company received a minimum annual royalty of $200,000 at the execution of the contract. Additionally, in 1999, the Company received an initial research funding payment of $150,000 and an additional $150,000 which was due six months after the contract execution. The research funding was to increase by $50,000 annually over the remaining four years of the funding term. These payments were currently recognized as revenue as the earnings process was complete according to the terms of the contract and the payments are not subject to recoupment by Dow AgroSciences.

On October 31, 2001 Dow AgroSciences notified the Company that it was exercising its right to terminate the agreement. The termination of the agreement resulted in certain impairment charges as discussed in Note 2.

11. NET LOSS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share:

                                                               YEAR ENDED SEPTEMBER 30,
                                                      ------------------------------------------
                                                          2001           2000           1999
                                                      ------------    -----------    -----------
Numerator:
  Net loss..........................................  $(10,503,075)   $(1,655,482)   $(1,337,742)
  Preferred stock dividends and accretion amounts...      (271,959)      (264,933)      (258,362)
                                                      ------------    -----------    -----------
  Numerator for basic loss per share -- income
     available to common stockholders...............   (10,775,034)    (1,920,415)    (1,596,104)
Denominator:
  Denominator for basic and loss per
     share -- weighted average shares...............    37,163,279     29,759,153     26,255,104
                                                      ------------    -----------    -----------
Basic and diluted loss per share....................  $      (0.29)   $     (0.06)   $     (0.06)
                                                      ============    ===========    ===========

At September 30, 2001, the Company had 5,996,667 vested options (8,267,500 outstanding) for the purchase of the Company's Common Stock at exercise prices ranging from $0.05 per share to $0.875 per share. Additionally, the 4,444,444 shares of Redeemable Convertible Preferred Stock are convertible into the Company's Common Stock on a 1 for 1 basis. Furthermore, the holder of the Redeemable Convertible Preferred Stock holds a warrant for 4,965,556 shares of the Company's Common Stock at an exercise price of $0.45 per share. The purchasers of Common Stock in the 2001 and 2000 Private Placements received aggregate warrants for 8,185,879 shares of the Company's common Stock at an exercise price of $0.75 per share. Periodontix received warrants for 9,000,000 shares of the Company's common Stock at an exercise price of $1.25 per share and an unrelated third party holds a warrant for 200,000 shares of the Company's common Stock at an exercise price of $1.00 per share These potentially dilutive securities were not included in the calculation of dilutive earnings per share because the effect would be anti-dilutive.

12. EMPLOYMENT AGREEMENT

Effective April 1, 2000, the Company hired a Chief Operating
Officer -- Pharmaceutical Products. His employment agreement is for an initial term of three years and provides for the issuance of 300,000 shares of restricted common stock upon joining the Company and options to purchase, subject to achievement of certain funding, investigative new drug ("IND") approval and commercialization objectives, up to 1,400,000 shares of the Company's common stock at exercise prices of $0.45 and $0.90 per share. The valuation of the restricted stock and stock options resulted in a non-cash charge of $264,000 in the quarter ending June 30, 2000 which was included in research and development expense. The related Deferred Compensation component of Stockholders' Equity ($387,000) is being amortized against income over the terms of the

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12. EMPLOYMENT AGREEMENT (CONTINUED)

various option agreements. At September 30, 2001, the balance in the Deferred Compensation account was $257,995 with $86,004 and $43,001 charged against operations in the years ending September 30, 2001 and 2000, respectively.

13. ACQUISITION

Effective January 1, 2001 the Company entered into a definitive license agreement with an option to purchase with Periodontix, Inc for all of their technologies and rights in related clinical trials, except for Periodontix' photodynamic technology. In evaluating Periodontix a number of attractive attributes were identified that were not generally visible. Because of its name, Periodontix appeared to be focused just on dental applications -- gingivitis and periodontitis.

The transaction was structured under a short-term license agreement to permit the Company a period of time to evaluate Periodontix's technology and obtain the necessary funds to support the additional research, prior to exercising the purchase option. The terms of the agreement were as follows:

-- On December 15, 2000, the Company made a $50,000 good faith non-refundable payment to Periodontix. -- During February 2001, the Company issued Periodontix 2.3 million restricted shares of the Company's Common Stock and warrants to purchase up to 2.3 million Common Shares of the Company's Common Stock at an exercise price of $1.25 per share. The Warrants have a five-year term and are callable by the Company if the price of the Company's Common Stock trades above $2.50 per share for twenty consecutive trading days.

-- On April 2, 2001, Periodontix received the second issuance under the license agreement of 2 million restricted shares of the Company's Common Stock and warrants to purchase up to 2 million Common Shares of the Company's Common Stock at an exercise price of $1.25 per share. The Warrants have a five year term and are callable by the Company if the price of the Company's Common Stock trades above $2.50 per share for twenty consecutive trading days.

-- On July 16, 2001, under the license agreement, the Company exercised its option to purchase the aforementioned technologies, free and clear of all liens and to terminate the license by the issuance of 4.7 million restricted shares of the Company's Common Stock and warrants to purchase up to 4.7 million Common Shares of the Company's Common Stock at an exercise price of $1.25 per share. The Warrants have a five year term and are callable by the Company if the price of the Company's Common Stock trades above $2.50 per share for twenty consecutive trading days.

-- On January 1, 2001 the Company hired selected Periodontix employees to facilitate the clinical trials and other tasks related to the license period.

-- Beginning January 1, 2001 the Company agreed to pay Periodontix for rent and utilities at their office and other operating costs.

-- As part of the license fee, the Company paid $175,000 to Periodontix on April
   2, 2001 and is obligated to make a second $175,000 payment to Periodontix on December 1, 2001.

The initial (February 2001) license payment of restricted common stock and warrants issued to Periodontix was valued at $2.7 million and along with the $0.05 million deposit made in December 2000 were classified as Deferred Licensing Fees and were amortized over the seven month term of the license.

The second (April 2001) license payment of restricted common stock and warrants issued to Periodontix was valued at $1.78 million and along with the two $0.175 million payments that the Company is obligated to make were classified as Deferred Licensing Fees and were amortized over the remaining four month term of the license.

The final (July 2001) license payment of restricted common stock and warrants issued to Periodontix was valued at $2.66 million. Additionally, $0.09 million of capital leases were assumed.

                                 DEMEGEN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

13. ACQUISITION (CONTINUED)

For accounting purposes the acquisition was accounted under the "purchase method" of accounting. The purchase price was allocated as follows, based upon an independent valuation:

Fixed Assets................................................   $   82,386
In-Process Research and Development.........................    2,641,953
Patents.....................................................       31,162

The In-Process research and development was written-off in the year ended September 30, 2001 as technological feasibility of the in-process technologies so acquired had not been achieved and no alternative future use had been established.

The following unaudited pro forma condensed operating statements for the years ended September 30, 2001 and 2000 assume that the acquisitions were consummated on October 1, 2000 and 1999, respectively. There results are not necessarily indicative of those results that would have occurred had the acquisition actually been made on October 1, 2000 or of the future operations of the combined companies.

                                                               YEARS ENDED SEPTEMBER 30,
                                                              ----------------------------
                                                                  2001            2000
                                                              ------------    ------------
Income......................................................  $  1,156,004    $    948,765
Expenses....................................................    12,163,578      12,944,915
                                                              ------------    ------------
Net Loss....................................................   (11,007,574)    (11,996,150)
Preferred Dividend & Accretion Amount.......................      (271,959)       (264,933)
                                                              ------------    ------------
Net loss applicable to common shares........................  $(11,279,533)   $(12,261,083)
                                                              ============    ============
Net loss per common shares..................................  $      (0.27)   $      (0.32)
                                                              ============    ============
Weighted average shares outstanding.........................    42,454,245      38,759,153
                                                              ============    ============

The pro forma results for the year ended September 30, 2001 and 2000 included $4,848,000 of amortization of the license with Periodontix and $2,642,000 for the write-off of acquired in process research and development.

                                 DEMEGEN, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard D. Ekstrom with full power to act, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, the shares of Common Stock of Demegen, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held on September 12, 2002 and any adjournments thereof.

         A. Ratification of Ernst & Young LLP as independent                [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
           auditors.
         B. Nominees for Director
                 Richard D. Ekstrom                                         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
                 Joseph Lovett                                              [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
                 Robert E. Hannan                                           [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
                 Jerry B. Hook                                              [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

         THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE. IF NO
                             SPECIFICATION IS MADE,

     THE PROXY SHALL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE AND
                                     "FOR"

     EACH OF THE NOMINEES. SUBMITTING THIS PROXY IN ADVANCE OF THE MEETING.

                 (Continued and to be signed on the other side)

     As to any other matter, said attorneys shall vote in accordance with the recommendation of the Board of Directors.

     Please mark: I do [ ]  do not [ ] plan to attend the meeting.

                                            DATED:

                                            -------------------------------

                                              (Signature of Stockholder)

                                            -------------------------------

                                              (Signature if held jointly)

IMPORTANT: PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. IF SHARES
                                            ARE HELD JOINTLY, EACH
                                            STOCKHOLDER NAMED SHOULD SIGN.
                                            EXECUTORS, ADMINISTRATORS,
                                            TRUSTEES, ETC. SHOULD SO
                                            INDICATE WHEN SIGNING. IF THE
                                            SIGNER IS A CORPORATION, PLEASE
                                            SIGN FULL CORPORATE NAME BY
                                            DULY AUTHORIZE OFFICER.